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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Reports to Trustees and Shareholders of J.P. Morgan Global
50 Fund, J.P. Morgan Tax Aware U.S. Equity Fund, J.P. Morgan Institutional Tax Aware Disciplined Equity Fund, J.P. Morgan Global Healthcare Fund, J.P. Morgan Global Technology and Telecommunications Fund and J.P. Morgan Tax Aware Enhanced Income Fund, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 12, 2001, relating to the financial statements and financial highlights which appear in the April 30, 2001 Annual Report to Trustees and Shareholders of J.P. Morgan California Bond Fund, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 19, 2001, relating to the financial statements and financial highlights which appear in the May 31, 2001 Annual Reports to Trustees and Shareholders of J.P. Morgan Smart Index Fund and J.P. Morgan Market Neutral Fund, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
July 27, 2001